Exhibit 99.1

Mammoth Energy Services, Inc. Announces
Third Quarter 2020 Operational and Financial Results

OKLAHOMA CITY, OKLAHOMA, October 29, 2020 - Mammoth Energy Services, Inc. (“Mammoth” or the “Company”) (NASDAQ: TUSK) today reported financial and operational results for the third quarter ended September 30, 2020.

Financial Highlights for the Third Quarter 2020:

Total revenue was $70.5 million for the three months ended September 30, 2020, up 17% from $60.1 million for the three months ended June 30, 2020 and down 38% from $113.4 million for the three months ended September 30, 2019.

Net income for the three months ended September 30, 2020 was $3.4 million, or $0.07 per fully diluted share, as compared to a net loss of $15.2 million, or $0.33 per fully diluted share, for the three months ended June 30, 2020 and a net loss of $35.7 million, or $0.79 per fully diluted share, for the three months ended September 30, 2019.

Adjusted EBITDA (as defined and reconciled below) was $22.1 million for the three months ended September 30, 2020, as compared to $6.9 million for the three months ended June 30, 2020 and ($3.8) million for the three months ended September 30, 2019.

Arty Straehla, Mammoth's Chief Executive Officer, stated, “The third quarter financial results showed the earnings power of our infrastructure segment with gross margin increasing to 34% and Adjusted EBITDA, excluding interest on trade accounts receivable, in this segment growing more than 350% quarter-over-quarter. The initiatives taken by our infrastructure management team have laid a solid foundation for growth in the years to come. While the oilfield portion of our service offerings continue to experience significant challenges, we continue to maintain our oilfield equipment and plan to be ready to ramp up our oilfield service offerings when oilfield demand, pricing and margins strengthen.”

Infrastructure Services

Mammoth's infrastructure services division contributed revenue of $44.0 million, or approximately 62% of Mammoth's total revenue, for the three months ended September 30, 2020, an increase of 44% from $30.6 million for the three months ended June 30, 2020 and an increase of 18% from $37.3 million for the three months ended September 30, 2019 reflecting a strong market.

As of September 30, 2020, Mammoth had approximately 120 crews operating in the continental United States.

Pressure Pumping Services

Mammoth's pressure pumping services division contributed revenue (inclusive of inter-segment revenue) of $15.8 million on 449 stages for the three months ended September 30, 2020, a decrease of 5% from $16.6 million on 658 stages for the three months ended June 30, 2020 and a decrease of 65% from $44.6 million on 783 stages for the three months ended September 30, 2019. On average, 0.9 of the Company's fleets were active for the three months ended September 30, 2020, compared to average utilization of 1.9 fleets during the three months ended June 30, 2020 and an average utilization of 1.2 fleets during the three months ended September 30, 2019.

Natural Sand Proppant Services

Mammoth's natural sand proppant services division contributed revenue (inclusive of inter-segment revenue) of $6.0 million for the three months ended September 30, 2020, a decrease of 3% from $6.2 million for the three months ended June 30, 2020 and a decrease of 67% from $18.4 million for the three months ended September 30, 2019. The Company sold approximately 68,000 tons of sand during the three months ended September 30, 2020, a decrease of 85% from approximately 456,000 tons sold during the three months ended June 30, 2020 and a decrease of 17% from approximately 82,000 tons sold during the three months ended September 30, 2019. The Company's average sales price for the sand sold during the three months ended September 30, 2020 was $15.59 per ton, a slight increase from the $15.18 per ton average sales price during the three months ended June 30, 2020 and a decrease from the $26.84 per ton average sales price during the three months ended September 30, 2019.

Drilling Services

Mammoth's drilling services division contributed revenue (inclusive of inter-segment revenue) of $1.2 million for the three months ended September 30, 2020, a decrease of 8% from $1.3 million for the three months ended June 30, 2020 and a decrease of 80% from $6.1 million for the three months ended September 30, 2019. The decline is primarily due to reduced utilization. As a result of market conditions, the Company temporarily shut down its contract land drilling operations beginning in December 2019 and its rig hauling operations beginning in April 2020.

Other Services

Mammoth's other services, including coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, full service transportation, remote accommodations, oilfield equipment manufacturing and infrastructure engineering and design services, contributed revenue (inclusive of inter-segment revenue) of $4.2 million for the three months ended September 30, 2020, a decrease of 35% from $6.5 million for the three months ended June 30, 2020 and a decrease of 70% from $14.0 million for the three months ended September 30, 2019.

Selling, General and Administrative Expenses

Selling, general and administrative (“SG&A”) expenses were $12.2 million for the three months ended September 30, 2020, as compared to $13.7 million for the three months ended June 30, 2020 and $14.4 million for the three months ended September 30, 2019.
Following is a breakout of SG&A expense (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019
Cash expenses:
Compensation and benefits	$3,449	$4,777	$3,720	$11,138	$16,161
Professional services	5,651	6,104	6,147	15,335	12,827
Other(a)	2,163	1,665	2,100	6,572	8,290
Total cash SG&A expense	11,263	12,546	11,967	33,045	37,278
Non-cash expenses:
Bad debt provision	626	964	1,624	2,306	1,230
Stock based compensation	291	913	135	1,326	2,705
Total non-cash SG&A expense	917	1,877	1,759	3,632	3,935
Total SG&A expense	$12,180	$14,423	$13,726	$36,677	$41,213
a.    Includes travel-related costs, information technology expenses, rent, utilities and other general and administrative-related costs.

SG&A expenses, as a percentage of total revenue, were 17% for the three months ended September 30, 2020, as compared to 23% for the three months ended June 30, 2020 and 13% for the three months ended September 30, 2019.

Liquidity
As of September 30, 2020, Mammoth had cash on hand of $13.9 million and outstanding borrowings under its revolving credit facility of $89.8 million. As of September 30, 2020, the Company had $18.0 million of available borrowing capacity under its revolving credit facility. This available borrowing capacity reflects (i) a minimum excess availability covenant of 10% of the maximum revolving advance amount and (ii) $9.0 million of outstanding letters of credit. As of September 30, 2020, Mammoth had total liquidity of $31.9 million.

As of October 28, 2020, Mammoth had cash on hand of $12.4 million and outstanding borrowings under its revolving credit facility of $88.4 million. As of October 28, 2020, the Company had $28.1 million of available borrowing capacity under its revolving credit facility, after giving effect to $13.3 million of outstanding letters of credit.

Capital Expenditures

The following table summarizes Mammoth's capital expenditures by operating division for the periods indicated (in thousands):

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019
Infrastructure services(a)	$178	$122	$43	$298	$5,553
Pressure pumping services(b)	698	2,963	2,450	3,752	14,305
Natural sand proppant services(c)	194	728	354	1,069	2,703
Drilling services(d)	131	146	72	211	3,073
Other(e)	324	711	5	619	9,256
Total capital expenditures	$1,525	$4,670	$2,924	$5,949	$34,890
a.     Capital expenditures primarily for truck, tooling and other equipment for the periods presented.
b.     Capital expenditures primarily for pressure pumping and water transfer equipment for the periods presented.
c.    Capital expenditures primarily for maintenance for the periods presented.
d.    Capital expenditures primarily for upgrades to the Company's rig fleet for the periods presented.
e.    Capital expenditures primarily for equipment for the Company's rental businesses for the periods presented.

Explanatory Note Regarding Financial Information

The financial information contained in this release should be read in conjunction with the financial information contained in Mammoth’s Annual Reports filed on Form 10-K with the Securities and Exchange Commission (“SEC”), Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings.

The Company's Chief Executive Officer and Chief Financial Officer comprise the Company's Chief Operating Decision Maker function (“CODM”). Segment information is prepared on the same basis that the CODM manages the segments, evaluates the segment financial statements and makes key operating and resource utilization decisions. Segment evaluation is determined on a quantitative basis based on a function of operating income (loss) as well as a qualitative basis, such as nature of the product and service offerings and types of customers.

Conference Call Information

Mammoth will host a conference call on Thursday, October 29, 2020 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss its third quarter 2020 financial and operational results. The telephone number to access the conference call is 844-265-1561 in the U.S. and the international dial in is 216-562-0385. The conference ID for the call is 2595308. The conference call will also be webcast live on www.mammothenergy.com in the “Investors” section.

About Mammoth Energy Services, Inc.

Mammoth is an integrated, growth-oriented energy service company serving companies engaged in the exploration and development of North American onshore unconventional oil and natural gas reserves and government-funded utilities, private utilities, public investor-owned utilities and co-operative utilities through its energy infrastructure services. Mammoth’s suite of services and products include: infrastructure services, pressure pumping services, natural sand and proppant services, drilling services and other energy services.

For additional information about Mammoth, please visit its website at www.mammothenergy.com, where Mammoth routinely posts announcements, updates, events, investor information and presentations and recent news releases.

Investor Contact:
Don Crist
Director of Investor Relations
dcrist@mammothenergy.com
405-608-6048

Media Contact:
Peter Mirijanian
peter@pmpadc.com
(202) 464-8803

Forward-Looking Statements and Cautionary Statements

This news release (and any oral statements made regarding the subjects of this release, including on the conference call announced herein) contains certain statements and information that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts that address activities, events or developments that Mammoth expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “plan,” “estimate,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's business outlook and plans, future financial position, liquidity and capital resources, operations, performance, acquisitions, returns, capital expenditure budgets, costs and other guidance regarding future developments. Forward-looking statements are not assurances of future performance. These forward-looking statements are based on management’s current expectations and beliefs, forecasts for the Company's existing operations, experience and perception of historical trends, current conditions, anticipated future developments and their effect on Mammoth, and other factors believed to be appropriate. Although management believes that the expectations and assumptions reflected in these forward-looking statements are reasonable as and when made, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all). Moreover, the Company's forward-looking statements are subject to significant risks and uncertainties, including those described in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings it makes with the SEC, including those relating to the Company's acquisitions and contracts, many of which are beyond the Company's control, which may cause actual results to differ materially from historical experience and present expectations or projections which are implied or expressed by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: the severity and duration of the COVID-19 pandemic, related global and national health concerns and economic repercussions and the resulting negative impact on demand for our services; the current significant surplus in the supply of oil and the ability of the OPEC+ countries to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; operational challenges relating to the COVID-19 pandemic and efforts to mitigate the spread of the virus, including logistical challenges, protecting the health and well-being of our employees, remote work arrangements, performance of contracts and supply chain disruptions; the failure to receive or delays in receiving governmental authorizations, approvals and/or payments; the outcome of ongoing government investigations and other legal proceedings, including those relating to the contracts awarded to the Company's subsidiary Cobra Acquisitions LLC by the Puerto Rico Electric Power Authority and contracts for our pressure pumping services and natural sand proppant services; the Company's inability to replace the prior levels of work in its business segments, including its infrastructure and pressure pumping segments; risks relating to economic conditions; the loss of or interruption in operations of one or more key suppliers or customers; the effects of government regulation, permitting and other legal requirements; operating risks; the adequacy of capital resources and liquidity; weather; natural disasters; litigation; competition in the oil and natural gas and infrastructure industries; and costs and availability of resources.

Investors are cautioned not to place undue reliance on any forward-looking statement which speaks only as of the date on which such statement is made. We undertake no obligation to correct, revise or update any forward-looking statement after the date such statement is made, whether as a result of new information, future events or otherwise, except as required by applicable law.

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED BALANCE SHEETS

ASSETS	September 30,	December 31,
	2020	2019
CURRENT ASSETS	(in thousands)
Cash and cash equivalents	$13,884	$5,872
Accounts receivable, net	373,160	363,053
Receivables from related parties	38,676	7,523
Inventories	13,297	17,483
Prepaid expenses	3,363	12,354
Other current assets	4,413	695
Total current assets	446,793	406,980

Property, plant and equipment, net	270,624	352,772
Sand reserves	66,093	68,351
Operating lease right-of-use assets	25,927	43,446
Intangible assets, net - customer relationships	452	583
Intangible assets, net - trade names	4,576	5,205
Goodwill	12,608	67,581
Other non-current assets	4,026	7,467
Total assets	$831,099	$952,385
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$33,428	$39,220
Payables to related parties	18	526
Accrued expenses and other current liabilities	35,482	40,754
Current operating lease liability	10,657	16,432
Income taxes payable	31,789	33,465
Total current liabilities	111,374	130,397

Long-term debt	89,800	80,000
Deferred income tax liabilities	29,423	36,873
Long-term operating lease liability	15,291	27,102
Asset retirement obligation	4,683	4,241
Other liabilities	6,357	5,031
Total liabilities	256,928	283,644

COMMITMENTS AND CONTINGENCIES

EQUITY
Equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 45,765,533 and 45,108,545 issued and outstanding at September 30, 2020 and December 31, 2019	458	451
Additional paid in capital	536,685	535,094
Retained earnings	40,756	136,502
Accumulated other comprehensive loss	(3,728)	(3,306)
Total equity	574,171	668,741
Total liabilities and equity	$831,099	$952,385

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019
	(in thousands, except per share amounts)
REVENUE
Services revenue	$55,279	$85,783	$44,878	$169,002	$394,645
Services revenue - related parties	8,565	15,000	8,650	35,228	95,910
Product revenue	4,815	9,710	4,706	18,171	40,381
Product revenue - related parties	1,875	2,924	1,875	5,625	26,439
Total revenue	70,534	113,417	60,109	228,026	557,375

COST AND EXPENSES
Services cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $20,424, $25,749, $21,750, $65,728 and $77,028, respectively, for the three months ended September 30, 2020, September 30, 2019 and June 30, 2020 and nine months ended September 30, 2020 and 2019)	41,445	91,813	42,255	154,397	382,607
Services cost of revenue - related parties (exclusive of depreciation, depletion, amortization and accretion of $0, $0, $0, $0 and $0, respectively, for the three months ended September 30, 2020, September 30, 2019 and June 30, 2020 and nine months ended September 30, 2020 and 2019)	131	774	97	329	4,138
Product cost of revenue (exclusive of depreciation, depletion, amortization and accretion of $2,689, $4,019, $2,346, $7,344 and $11,414, respectively, for the three months ended September 30, 2020, September 30, 2019 and June 30, 2020 and nine months ended September 30, 2020 and 2019)	4,353	18,547	6,401	21,862	81,475
Selling, general and administrative	11,979	14,029	13,528	36,063	39,726
Selling, general and administrative - related parties	201	394	198	614	1,487
Depreciation, depletion, amortization and accretion	23,132	29,791	24,116	73,130	88,512
Impairment of goodwill	—	3,194	—	54,973	3,194
Impairment of other long-lived assets	—	3,348	—	12,897	3,348
Total cost and expenses	81,241	161,890	86,595	354,265	604,487
Operating loss	(10,707)	(48,473)	(26,486)	(126,239)	(47,112)

OTHER INCOME (EXPENSE)
Interest expense, net	(1,098)	(1,398)	(1,471)	(4,207)	(3,472)
Other, net	7,943	6,368	8,137	23,489	34,944
Other, net - related parties	1,099	—	1,133	2,232	—
Total other income	7,944	4,970	7,799	21,514	31,472
Loss before income taxes	(2,763)	(43,503)	(18,687)	(104,725)	(15,640)
(Benefit) provision for income taxes	(6,193)	(7,794)	(3,482)	(8,979)	2,625
Net income (loss)	$3,430	$(35,709)	$(15,205)	$(95,746)	$(18,265)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment, net of tax of ($95), ($49), ($150), $116 and $134, respectively, for the three months ended September 30, 2020, September 30, 2019 and June 30, 2020 and nine months ended September 30, 2020 and 2019	324	(213)	668	(422)	493
Comprehensive income (loss)	$3,754	$(35,922)	$(14,537)	$(96,168)	$(17,772)

Net income (loss) per share (basic)	$0.07	$(0.79)	$(0.33)	$(2.10)	$(0.41)
Net income (loss) per share (diluted)	$0.07	$(0.79)	$(0.33)	$(2.10)	$(0.41)
Weighted average number of shares outstanding (basic)	45,764	45,020	45,727	45,603	44,984
Weighted average number of shares outstanding (diluted)	46,571	45,020	45,727	45,603	44,984
Dividends declared per share	$—	$—	$—	$—	$0.25

MAMMOTH ENERGY SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2020	2019
	(in thousands)
Cash flows from operating activities:
Net loss	$(95,746)	$(18,265)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock based compensation	1,598	3,367
Depreciation, depletion, accretion and amortization	73,130	88,512
Amortization of coil tubing strings	359	1,236
Amortization of debt origination costs	703	245
Bad debt expense	2,306	1,230
(Gain) loss on disposal of property and equipment	(927)	245
Impairment of goodwill	54,973	3,194
Impairment of other long-lived assets	12,897	3,348
Inventory obsolescence	—	1,349
Deferred income taxes	(7,334)	(32,183)
Other	581	(539)
Changes in assets and liabilities:
Accounts receivable, net	(11,707)	(33,042)
Receivables from related parties	(31,152)	2,622
Inventories	3,827	1,415
Prepaid expenses and other assets	8,803	3,713
Accounts payable	(5,211)	(27,187)
Payables to related parties	(508)	117
Accrued expenses and other liabilities	(3,166)	(19,121)
Income taxes payable	(1,644)	(72,501)
Net cash provided by (used in) operating activities	1,782	(92,245)

Cash flows from investing activities:
Purchases of property and equipment	(5,873)	(34,637)
Purchases of property and equipment from related parties	(76)	(253)
Contributions to equity investee	—	(680)
Proceeds from disposal of property and equipment	4,859	2,491
Net cash used in investing activities	(1,090)	(33,079)

Cash flows from financing activities:
Borrowings from lines of credit	30,800	138,000
Repayments of lines of credit	(21,000)	(58,000)
Dividends paid	—	(11,219)
Principal payments on financing leases and equipment financing notes	(1,423)	(1,534)
Debt issuance costs	(1,000)	—
Net cash provided by financing activities	7,377	67,247
Effect of foreign exchange rate on cash	(57)	50
Net change in cash and cash equivalents	8,012	(58,027)
Cash and cash equivalents at beginning of period	5,872	67,625
Cash and cash equivalents at end of period	$13,884	$9,598

Supplemental disclosure of cash flow information:
Cash paid for interest	$3,637	$3,280
Cash paid for income taxes	$13	$116,448
Supplemental disclosure of non-cash transactions:
Purchases of property and equipment included in accounts payable	$2,032	$1,203

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Three months ended September 30, 2020	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$44,009	$15,738	$6,031	$1,193	$3,563	$—	$70,534
Intersegment revenues	—	53	—	26	672	(751)	—
Total revenue	44,009	15,791	6,031	1,219	4,235	(751)	70,534
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	29,074	6,881	3,784	1,964	4,226	—	45,929
Intersegment cost of revenues	162	449	26	—	114	(751)	—
Total cost of revenue	29,236	7,330	3,810	1,964	4,340	(751)	45,929
Selling, general and administrative	7,377	1,744	1,033	382	1,644	—	12,180
Depreciation, depletion, amortization and accretion	7,589	7,196	2,693	2,323	3,331	—	23,132
Operating loss	(193)	(479)	(1,505)	(3,450)	(5,080)	—	(10,707)
Interest expense, net	628	269	54	60	87	—	1,098
Other (income) expense, net	(9,204)	(1,156)	1,792	20	(494)	—	(9,042)
Income (loss) before income taxes	$8,383	$408	$(3,351)	$(3,530)	$(4,673)	$—	$(2,763)

Three months ended September 30, 2019	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$37,289	$43,887	$12,634	$6,065	$13,542	$—	$113,417
Intersegment revenues	—	725	5,727	58	417	(6,927)	—
Total revenue	37,289	44,612	18,361	6,123	13,959	(6,927)	113,417
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	36,940	33,059	18,547	7,203	15,385	—	111,134
Intersegment cost of revenues	—	6,054	326	185	362	(6,927)	—
Total cost of revenue	36,940	39,113	18,873	7,388	15,747	(6,927)	111,134
Selling, general and administrative	7,322	3,669	1,314	910	1,208	—	14,423
Depreciation, depletion, amortization and accretion	7,953	10,176	4,022	3,096	4,544	—	29,791
impairment of goodwill	—	—	—	—	3,194	—	3,194
Impairment of other long-lived assets	—	—	—	—	3,348	—	3,348
Operating loss	(14,926)	(8,346)	(5,848)	(5,271)	(14,082)	—	(48,473)
Interest expense, net	599	316	43	220	220	—	1,398
Other (income) expense, net	(6,239)	(3)	99	(100)	(125)	—	(6,368)
Loss before income taxes	$(9,286)	$(8,659)	$(5,990)	$(5,391)	$(14,177)	$—	$(43,503)

Three months ended June 30, 2020	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$30,579	$16,125	$6,237	$1,250	$5,918	$—	$60,109
Intersegment revenues	—	446	—	25	580	(1,051)	—
Total revenue	30,579	16,571	6,237	1,275	6,498	(1,051)	60,109
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	25,368	8,744	6,025	2,027	6,589	—	48,753
Intersegment cost of revenues	27	333	28	21	642	(1,051)	—
Total cost of revenue	25,395	9,077	6,053	2,048	7,231	(1,051)	48,753
Selling, general and administrative	8,037	1,477	1,357	1,331	1,524	—	13,726
Depreciation, depletion, amortization and accretion	7,816	7,685	2,348	2,700	3,567	—	24,116
Operating loss	(10,669)	(1,668)	(3,521)	(4,804)	(5,824)	—	(26,486)
Interest expense, net	720	346	53	143	209	—	1,471
Other (income) expense, net	(7,809)	(1,179)	(2)	(298)	18	—	(9,270)
Loss before income taxes	$(3,580)	$(835)	$(3,572)	$(4,649)	$(6,051)	$—	$(18,687)

MAMMOTH ENERGY SERVICES, INC.
SEGMENT INCOME STATEMENTS
(in thousands)

Nine months ended September 30, 2020	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$100,294	$74,549	$22,421	$7,166	$23,596	$—	$228,026
Intersegment revenues	—	1,435	95	107	2,026	(3,663)	—
Total revenue	100,294	75,984	22,516	7,273	25,622	(3,663)	228,026
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	81,389	41,833	20,465	9,627	23,274	—	176,588
Intersegment cost of revenues	197	1,410	355	151	1,550	(3,663)	—
Total cost of revenue	81,586	43,243	20,820	9,778	24,824	(3,663)	176,588
Selling, general and administrative	19,711	5,443	3,641	2,777	5,105	—	36,677
Depreciation, depletion, amortization and accretion	23,339	23,373	7,353	7,900	11,165	—	73,130
Impairment of goodwill	—	53,406	—	—	1,567	—	54,973
Impairment of other long-lived assets	—	4,203	—	326	8,368	—	12,897
Operating loss	(24,342)	(53,684)	(9,298)	(13,508)	(25,407)	—	(126,239)
Interest expense, net	2,105	907	167	473	555	—	4,207
Other (income) expense, net	(24,289)	(2,444)	1,753	(251)	(490)	—	(25,721)
Loss before income taxes	$(2,158)	$(52,147)	$(11,218)	$(13,730)	$(25,472)	$—	$(104,725)

Nine months ended September 30, 2019	Infrastructure	Pressure Pumping	Sand	Drilling	All Other	Eliminations	Total
Revenue from external customers	$187,831	$217,456	$66,820	$27,091	$58,177	$—	$557,375
Intersegment revenues	—	3,936	29,795	484	1,870	(36,085)	—
Total revenue	187,831	221,392	96,615	27,575	60,047	(36,085)	557,375
Cost of revenue, exclusive of depreciation, depletion, amortization and accretion	140,768	157,106	81,475	29,030	59,841	—	468,220
Intersegment cost of revenues	1	31,388	2,513	686	1,557	(36,145)	—
Total cost of revenue	140,769	188,494	83,988	29,716	61,398	(36,145)	468,220
Selling, general and administrative	19,874	9,544	4,214	3,117	4,464	—	41,213
Depreciation, depletion, amortization and accretion	23,490	30,244	11,423	9,866	13,489	—	88,512
Impairment of goodwill	—	—	—	—	3,194	—	3,194
Impairment of other long-lived assets	—	—	—	—	3,348	—	3,348
Operating income (loss)	3,698	(6,890)	(3,010)	(15,124)	(25,846)	60	(47,112)
Interest expense, net	1,024	965	145	679	659	—	3,472
Other (income) expense, net	(35,108)	5	67	(122)	214	—	(34,944)
Income (loss) before income taxes	$37,782	$(7,860)	$(3,222)	$(15,681)	$(26,719)	$60	$(15,640)

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of the Company's financial statements, such as industry analysts, investors, lenders and rating agencies. Mammoth defines Adjusted EBITDA as net income (loss) before depreciation, depletion, amortization and accretion expense, impairment of goodwill, impairment of other long-lived assets, inventory obsolescence charges, acquisition related costs, stock based compensation, interest expense, net, other (income) expense, net (which is comprised of the (gain) or loss on disposal of long-lived assets and interest on trade accounts receivable) and provision (benefit) for income taxes, further adjusted to add back interest on trade accounts receivable. The Company excludes the items listed above from net income (loss) in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within the energy service industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income (loss) or cash flows from operating activities as determined in accordance with GAAP or as an indicator of Mammoth's operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets. Mammoth's computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company believes that Adjusted EBITDA is a widely followed measure of operating performance and may also be used by investors to measure its ability to meet debt service requirements.

The following tables provide a reconciliation of Adjusted EBITDA to the GAAP financial measure of net income (loss) on a consolidated basis and for each of the Company's segments (in thousands):

Consolidated

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2020	2019	2020	2020	2019
Net income (loss)	$3,430	$(35,709)	$(15,205)	$(95,746)	$(18,265)
Depreciation, depletion, amortization and accretion expense	23,132	29,791	24,116	73,130	88,512
Impairment of goodwill	—	3,194	—	54,973	3,194
Impairment of other long-lived assets	—	3,348	—	12,897	3,348
Inventory obsolescence charges	—	1,349	—	—	1,349
Acquisition related costs	—	—	—	—	45
Stock based compensation	353	1,134	196	1,598	3,367
Interest expense, net	1,098	1,398	1,471	4,207	3,472
Other income, net	(9,042)	(6,368)	(9,270)	(25,721)	(34,944)
(Benefit) provision for income taxes	(6,193)	(7,794)	(3,482)	(8,979)	2,625
Interest on trade accounts receivable	9,285	5,896	9,071	26,052	34,865
Adjusted EBITDA	$22,063	$(3,761)	$6,897	$42,411	$87,568

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Infrastructure Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2020	2019	2020	2020	2019
Net income (loss)	$6,738	$(10,763)	$(4,529)	$(7,242)	$31,113
Depreciation and amortization expense	7,589	7,953	7,816	23,339	23,490
Acquisition related costs	—	—	—	—	12
Stock based compensation	141	217	45	437	688
Interest expense	628	599	720	2,105	1,024
Other income, net	(9,204)	(6,239)	(7,809)	(24,289)	(35,108)
Provision for income taxes	1,645	1,477	949	5,085	6,670
Interest on trade accounts receivable	8,170	5,896	7,929	23,796	34,865
Adjusted EBITDA	$15,707	$(860)	$5,121	$23,231	$62,754

Pressure Pumping Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2020	2019	2020	2020	2019
Net income (loss)	$408	$(8,659)	$(835)	$(52,149)	$(7,860)
Depreciation and amortization expense	7,196	10,176	7,685	23,373	30,244
Impairment of goodwill	—	—	—	53,406	—
Impairment of other long-lived assets	—	—	—	4,203	—
Acquisition related costs	—	—	—	—	18
Stock based compensation	77	503	53	465	1,402
Interest expense	269	316	346	907	965
Other (income) expense, net	(1,156)	(3)	(1,179)	(2,444)	5
Interest on trade accounts receivable	1,073	—	1,133	2,205	—
Adjusted EBITDA	$7,867	$2,333	$7,203	$29,966	$24,774

Natural Sand Proppant Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net loss:	2020	2019	2020	2020	2019
Net loss	$(3,351)	$(5,990)	$(3,572)	$(11,218)	$(3,222)
Depreciation, depletion, amortization and accretion expense	2,693	4,022	2,348	7,353	11,423
Acquisition related costs	—	—	—	—	8
Stock based compensation	76	216	45	347	656
Interest expense	54	43	53	167	145
Other expense (income), net	1,792	99	(2)	1,753	67
Interest on trade accounts receivable	26	—	—	26	—
Adjusted EBITDA	$1,290	$(1,610)	$(1,128)	$(1,572)	$9,077

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Drilling Services

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net loss:	2020	2019	2020	2020	2019
Net loss	$(3,530)	$(5,391)	$(4,649)	$(13,730)	$(15,681)
Depreciation expense	2,323	3,096	2,700	7,900	9,866
Impairment of other long-lived assets	—	—	—	326	—
Acquisition related costs	—	—	—	—	2
Stock based compensation	38	90	34	166	279
Interest expense	60	220	143	473	679
Other expense (income), net	20	(100)	(298)	(251)	(122)
Adjusted EBITDA	$(1,089)	$(2,085)	$(2,070)	$(5,116)	$(4,977)

Other Services(a)

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
Reconciliation of Adjusted EBITDA to net income (loss):	2020	2019	2020	2020	2019
Net income (loss)	$3,165	$(4,905)	$(1,620)	$(11,407)	$(22,674)
Depreciation, amortization and accretion expense	3,331	4,544	3,567	11,165	13,489
Impairment of goodwill	—	3,194	—	1,567	3,194
Impairment of other long-lived assets	—	3,348	—	8,368	3,348
Inventory obsolescence charges	—	1,349	—	—	1,349
Acquisition related costs	—	—	—	—	5
Stock based compensation	21	107	19	183	341
Interest expense, net	87	220	209	555	659
Other (income) expense, net	(494)	(125)	18	(490)	214
Benefit for income taxes	(7,838)	(9,272)	(4,431)	(14,064)	(4,045)
Interest on trade accounts receivable	16	—	9	25	—
Adjusted EBITDA	$(1,712)	$(1,540)	$(2,229)	$(4,098)	$(4,120)
a.    Includes results for Mammoth's coil tubing, pressure control, flowback, cementing, acidizing, equipment rentals, crude oil hauling, full service transportation and remote accommodations, oilfield equipment manufacturing and infrastructure engineering and design services and corporate related activities. The Company's corporate related activities do not generate revenue.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) per Share

Adjusted net income (loss) and adjusted basic and diluted earnings (loss) per share are supplemental non-GAAP financial measures that are used by management to evaluate the Company's operating and financial performance. Management believes these measures provide meaningful information about the Company's performance by excluding certain non-cash charges, such as impairment of goodwill and impairment of other long-lived assets, that may not be indicative of the Company's ongoing operating results. Adjusted net income (loss) and adjusted earnings (loss) per share should not be considered in isolation or as a substitute for net income (loss) and earnings (loss) per share prepared in accordance with GAAP and may not be comparable to other similarly titled measures of other companies. The following tables provide a reconciliation of adjusted net income (loss) and adjusted earnings (loss) per share to the GAAP financial measures of net income (loss) and earnings (loss) per share for the periods specified.

MAMMOTH ENERGY SERVICES, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended			Nine Months Ended
	September 30,		June 30,	September 30,
	2020	2019	2020	2020	2019
	(in thousands, except per share amounts)
Net income (loss), as reported	$3,430	$(35,709)	$(15,205)	$(95,746)	$(18,265)
Impairment of goodwill	—	3,194	—	54,973	3,194
Impairment of other long-lived assets	—	3,348	—	12,897	3,348
Adjusted net income (loss)	$3,430	$(29,167)	$(15,205)	$(27,876)	$(11,723)

Basic earnings (loss) per share, as reported	$0.07	$(0.79)	$(0.33)	$(2.10)	$(0.41)
Impairment of goodwill	—	0.07	—	1.21	0.07
Impairment of other long-lived assets	—	0.07	—	0.28	0.07
Adjusted basic earnings (loss) per share	$0.07	$(0.65)	$(0.33)	$(0.61)	$(0.27)

Diluted earnings (loss) per share, as reported	$0.07	$(0.79)	$(0.33)	$(2.10)	$(0.41)
Impairment of goodwill	—	0.07	—	1.21	0.07
Impairment of other long-lived assets	—	0.07	—	0.28	0.07
Adjusted diluted earnings (loss) per share	$0.07	$(0.65)	$(0.33)	$(0.61)	$(0.27)